Exhibit 99.1
US MEDIA CONTACT:
Corbin Baumel
Intervoice, Inc.
972.454.8737
corbin.baumel@intervoice.com
FOR RELEASE May 31, 2007
Intervoice, Inc. Issues Statement Regarding
Shareholder Letter
DALLAS, May 31, 2007 — Intervoice, Inc. (NASDAQ: INTV), a world leader in unified communications, announced today that it is in receipt of a letter from David W. Brandenburg stating that he intends to solicit proxies to elect his own slate of seven nominees to the Company’s Board of Directors at Intervoice’s 2007 Annual Meeting of Shareholders. The Company stated:
Intervoice’s Board is comprised of seasoned professionals who have engaged in rebuilding shareholder value and positioning Intervoice for profitable growth. The Board has confidence in the Company’s growth strategy and in its prospects for the future, as well as management’s ability to execute on that strategy. Intervoice’s Board and management team are committed to the highest standards of corporate governance, and as such support open communications with its shareholders.
Intervoice’s Board is currently reviewing Mr. Brandenburg’s correspondence and intends to file a proxy statement and related materials with the U.S. Securities and Exchange Commission, or SEC. Once available, Intervoice will mail the definitive proxy statement and certain of the related materials to its shareholders.
About Intervoice
Intervoice is a world leader in unified communications, providing scalable, switch-independent software and professional services that power standards-based voice portals, multi-channel IP contact centers, and next-generation mobile-enhanced services. Since 1983, Intervoice solutions have been used by many of the world’s leading banks, communications companies, healthcare institutions, utilities and government entities. With more than 5,000 customers in 75 countries, Intervoice helps enterprises and network operators stay competitive by offering their customers best-in-class services. Intervoice Voice Portal, IP contact center software, IMS- enabled messaging products, Media Exchange™ platform and custom-built and packaged applications are available on-premise and, selectively, as managed or hosted services by Intervoice. For more information, visit www.intervoice.com.

Forward-Looking Statements
Intervoice has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning its business and operations that are based on management’s current beliefs. All statements other than statements of historical fact in this press release are forward—looking statements. Readers are cautioned to read the risks and uncertainties, described in the Company’s filings with the Securities and Exchange Commission, including without limitation, the risks and uncertainties set forth under the caption entitled “Cautionary Disclosures to Qualify Forward Looking Statements” in the Company’s Annual Report filed on Form 10-K and Quarterly Reports filed on Form 10-Q. Intervoice cautions current and potential investors that such risks and uncertainties could result in material differences from the forward-looking statements in this press release.
Important Information
Intervoice intends to file a proxy statement and related materials with the SEC. THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION AND SHAREHOLDERS ARE URGED TO READ THEM CAREFULLY WHEN THEY BECOME AVAILABLE. Once available, Intervoice will mail the definitive proxy statement and certain of the related materials to its shareholders. When filed with the SEC, the proxy statement and related materials will be available for free (along with any other documents and reports filed by Intervoice with the SEC) at the SEC’s website, http://www.sec.gov, and at Intervoice’s website, http://www.intervoice.com.
Participant Information
Intervoice and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Intervoice shareholders. Certain information regarding the participants and their interests in the solicitation is set forth in the proxy statement for Intervoice’s 2006 annual meeting of shareholders, which is available free of charge from the SEC and Intervoice at their websites as indicated above. Information regarding the interests of these persons in the solicitation will be more specifically set forth in the proxy statement that will be filed by Intervoice with the SEC and which will be available free of charge from the SEC and Intervoice at their websites, as indicated above.
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